U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities
Exchange Act of 1934

Date of Report: December 30, 2000
(Date of earliest event reported)

UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	9995 (Primary Standard Industrial Classification Code Number)	91-1940650 (I.R.S. Employee Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(800) 337-6642
(Registrant's telephone number, including area code)

This Form 8-K/A amends the Form 8-K filed by the registrant, Unity Wireless Corporation ("Unity Wireless"), on January 16, 2001 (the "Form 8-K"), with respect to the disposition of the assets and liabilities of Unity Wireless' wholly-owned subsidiary, Unity Wireless Integration Corporation.

Item 7

In the Form 8-K, the registrant undertook to file pro forma financial information showing the effects of the disposition. Upon further analysis, the registrant has determined that for accounting purposes, the registrant does not expect this disposition will result in a material gain or loss.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

(Signature)
ROLAND SARTORIUS (Name)
SECRETARY (Position)
MARCH 5, 2001 (Date)